Exhibit 99.3

First BanCorp Announces a New $350 Million Stock Repurchase Program and a 20% Quarterly Dividend Increase

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--April 27, 2022--First BanCorp. (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico, announced today that its Board of Directors approved the following capital actions:

  A stock repurchase program of up to $350 million of the Corporation’s outstanding common stock that we expect to execute over the next four quarters; and
  The declaration of a quarterly cash dividend of $0.12 per share, which represents an increase of 20% or $0.02 per common share compared to its most recent dividend paid in March 2022. The dividend is payable on June 10, 2022 to shareholders of record at the close of business on May 25, 2022.

“We are pleased to announce today that an increase in the quarterly cash dividend payment on our common stock and a new stock repurchase program has been approved by our Board of Directors, reflecting our confidence in our balance sheet and the strong capital position of the Corporation,” said President and Chief Executive Officer Aurelio Alemán. “We maintain a disciplined and thoughtful approach to capital allocation, and we are committed to strategically deploying capital where we believe we can drive the greatest value to our shareholders. We believe our positive business momentum provides us with ample capacity to return capital to our shareholders while investing in our franchise and improving our competitive position in the markets we serve.”

Repurchases under the program may be effected through open market purchases, accelerated share repurchases and/or privately negotiated transactions or plans, including Rule 10b5-1 plans, and will be conducted in accordance with applicable legal and regulatory requirements. The Corporation’s common stock repurchase program will be subject to various factors, including the Corporation’s capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions. The repurchase program may be modified, extended, suspended, or terminated at any time at the Corporation’s discretion. Any repurchased shares are expected to be held as treasury shares.

This action follows the non-objection from the Board of Governors of the Federal Reserve System.

About First BanCorp

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the U.S. and British Virgin Islands and Florida, and of FirstBank Insurance Agency, LLC. Among the subsidiaries of FirstBank Puerto Rico is First Federal Finance Limited Liability Company, a small loan company. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol “FBP.”

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. Such forward-looking statements include, but are not limited to, statements regarding the Corporation’s repurchase of outstanding shares and ability to declare dividends on the Corporation’s Common Stock in any future periods. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, plans, estimates or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the factors described in the Corporation’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

Contacts

First BanCorp
Ramón Rodríguez
Senior Vice President
Corporate Strategy and Investor Relations
(787) 729-8200 Ext. 82179